"CONFIDENTIAL TREATMENT REQUESTED. Confidential portions of this document were redacted and filed separately with the Commission."

                           MEMORANDUM OF UNDERSTANDING
                             CS/CW ELECTRICAL DESIGN
                              Dated: March 19, 1997


GENERAL
This memorandum of understanding covers Unisys, Payment Systems Division (PSD) provision to ISMSI of Electrical Design Services for the Coupon Scanner / Check Printer (CS/CW) hardware components at the Coupon Exchange Center systems (CEC). This memorandum is an addition to the initial agreement dated January 13. 1996, and does not supersede any of the terms stated therein.

SCOPE OF WORK

1. Unisys PSD will design, integrate and test the electrical components of the CS/CW to specifications provided by ISMSI.
2. This quote assumes the use of a commercially available keyboard and encoder. Any custom design would be by separate quote.
3. ISMSI will be responsible for the overall CS/CW design, function and operation with Lakeshore Display providing the mechanical packaging. This quote does not cover certification by Unisys of the CS/CW function and operation, such a service could be quoted separately.
4.   Manufacture of the CS/CW will be the responsibility of ISMSI.
5. This quote does not include any NRE cost for customization of other vendors products e.g. [*...*] 511 or Thermal Check Printer. This is considered to be ISMSI's responsibility.


MARKETING RIGHTS
Product(s) designed by Unisys solely for ISMSI specifications would only be used by ISMSI unless agreed by ISMSI.

INITIAL HARDWARE PRODUCT
The CS/CW consists of a Keyboard / Display Unit, Coupon Scanner / Shredder Unit, Check Printer Unit, Controller PWBA with associated Power Supplies and Harnesses.

PRICING
Not applicable

BPO, PURCHASE ORDERS
Not applicable

LEAD-TIME
Not applicable

SHIPMENTS
Not applicable

WARRANTY
Not applicable

HARDWARE SUPPORT
Unisys PSD will provide 12 months hardware support (hardware design fixes) from date of product shipment. Ongoing support will be provided at a rate to be negotiated. Enhancements will be quoted separately.


DEFAULT


[*...*] Confidential material redacted and filed separately with the Commission.

"CONFIDENTIAL TREATMENT REQUESTED"

If either party should be in default with respect to the business plans and/or deliverables and the other party elects to dissolve this business relationship the other party will so notify in writing, the party in default. The defaulting party shall have 60 days to cure such default or provide a mutually acceptable plan to cure.

TERMINATION FOR DEFAULT
In the event the default(s) is not cured or a mutually acceptable plan to cure is not received within the specified time, then the non-defaulting party shall have the right to terminate this agreement. In the event of [*...*] provided that a [*...*] in good faith.

TERM OF THE AGREEMENT
The initial term of this agreement is for a period of 5 years. This agreement will automatically be extended for an additional 12 months at the end of the initial term and annually thereafter unless terminated in writing by either party 90 days prior to the expiration date.

DEFINITIONS
CS/CW: Coupon Shredder / Check Writer, a point of sale device having the characteristics of a coupon scanner and shredder, check writer. It also has an operator keyboard and display.

EXPRESSION OF INTENT

This document is only an expression of the general terms which might form the basis for a definitive agreement to be entered into between the parties. This document should in no way be construed as a binding agreement between the parties. If a definitive agreement incorporating the terms of this document is not completed for whatever reason neither party shall have any liability to the other. The exception to this being purchase orders provided between the companies to cover the development costs while the final agreement is being finalized.

The target date for a signed contract is March 31, 1997.


AGREED



/s/ Michael R. Thomas                         /s/ Everett Schulze, Jr.
-----------------------------                 --------------------------------
Michael R. Thomas                             Everett Schulze, Jr.
V.P. and General Manager                      President/CEO
Payment Systems Division                      In Store Media Systems, Inc.
Unisys Corporation


[*...*] Confidential material redacted and filed separately with the Commission.

"CONFIDENTIAL TREATMENT REQUESTED"

                                   ADDENDUM 1
                                  UNISYS TASKS

The CS/CW estimate is based on the following:

1   DEVELOP HARNESSES FOR CS / CW COMPONENTS
2   CHECK PRINTER SELECTION AND TEST
3   INTEGRATION OF ELECTRICAL COMPONENTS
4   ELECTRICAL PACKAGING AND DOCUMENTATION
5   SELECTION AND TEST OF KEYBOARD
6   POWER DISTRIBUTION
7   REGULATORY CERTIFICATION (UL, CSA, FCC, CE ETC.)


[*...*] Confidential material redacted and filed separately with the Commission.

"CONFIDENTIAL TREATMENT REQUESTED"

                                   ADDENDUM 2
                          STAFFING / BUDGET / SCHEDULE

      STAFFING AND BUDGET
 o    12 WORK MONTHS EFFORT
          o    ELECTRICAL ENGINEERS
          o    ELECTRICAL TECHNICIAN
          o    ELECTRICAL DESIGN SERVICES
          o    RECORDS AND PRODUCT INFORMATION
          o    REGULATORY COMPLIANCE'S
 o    PROJECT MATERIALS AND TRAVEL
 o        DEVELOPMENT BUDGET = [*...*]



      SCHEDULE
 o    DESIGN REVIEW AT PLYMOUTH                                       [*...*]
 o    SHREDDER CONTROL PWBA/CABLE                                     [*...*]
 o    KEYBOARD INFORMATION                                            [*...*]
 o    MODULE PLACEMENT DISTANCES TO UNISYS FOR CABLE LENGTHS          [*...*]
 o    SHREDDER MOUNTING INFORMATION TO LAKESHORE                      [*...*]
 o    SHIP SHREDDER PWBA/CABLES TO LAKESHORE                          [*...*]
 o    BEGIN INTEGRATION AT LAKESHORE                                  [*...*]
 o    START BETA TEST                                                 [*...*]


[*...*] Confidential material redacted and filed separately with the Commission.

"CONFIDENTIAL TREATMENT REQUESTED"

                                              4100 Plymouth Road   313-451-4000
                                              Plymouth MI 48170-1892

UNISYS

           April 22, 1997


           Mr. Donald Uhl
           Executive Vice President
           In Store Media Systems, Inc.
           15423 E. Batavia Drive
           Aurora, CO 80011

           Dear Don:

           As you recall, Bruce was to convert the Data Center Proposal into a MOU. Attached for your files is the MOU. It remains unchanged in content from the original Scope of Work document.

           Could you have Everett sign the MOU and return a copy.

           Sincerely,

           /s/ Gary Wallen
           Gary Wallen
           Controller
           Payment Systems Division

           Enclosure


[*...*] Confidential material redacted and filed separately with the Commission.